PANAMSAT CORPORATION SEVERANCE PAY PLAN

                    (As Adopted Effective as of May 1, 1996)



                                    SECTION 1


                                  INTRODUCTION


                  1.1. Effective Date and Purpose. PanAmSat Corporation, a Delaware corporation ("PanAmSat" or the "Employer"), has established the PanAmSat Corporation Severance Pay Plan (the "Plan"), effective as of May 1, 1996 (the "Effective Date"). The purpose of the Plan is to provide severance pay to eligible employees of PanAmSat upon separation of employment.

                  1.2. Funding Medium. All benefits payable under the Plan shall be paid solely from the general assets of PanAmSat. No Participant shall have any right to payment of benefits greater than that of a general creditor of PanAmSat.

                  1.3. Plan Administration. PanAmSat is the Administrator of the Plan. PanAmSat, through its Chief Executive Officer, Executive Vice President, Chief Financial Officer or General Counsel, has the authority to interpret, control and manage the operation and administration of the Plan as set forth herein.

                  1.4. Plan Year. The Plan Year of the Plan shall be the calendar year.


                                    SECTION 2


                               PLAN PARTICIPATION


                  2.1. Eligibility for Participation. Subject to the conditions and limitations of the Plan, each employee of PanAmSat employed on a regular full-time basis shall become a Participant in the Plan as of the Effective Date of the Plan, or on any subsequent date on which such employee first becomes a regular full-time employee of PanAmSat.

                  2.2. Termination of Participation. Subject to the conditions and limitations of the Plan, an individual shall not be a Participant during any period that the individual is not an employee of PanAmSat.

                  2.3. No Employment Guarantee. The Plan does not constitute a contract of employment and participation in the Plan does not and will not give any individual the right to be retained in the employ of PanAmSat, or any right or claim to any benefit under the Plan, unless and except to the extent that such right or claim is specifically provided for under the terms of the Plan.


                                    SECTION 3



                               SEVERANCE BENEFITS


                  3.1. Eligibility for Severance Benefit. A Terminated Employee (as defined herein) shall be entitled to receive from the Employer the Severance Benefit described in Subsection 3.2. For purposes of the Plan, a "Terminated Employee" is an employee whose employment with PanAmSat is terminated by the Employer other than for Cause (as defined in Subsection 3.3). An employee who resigns from the employ of PanAmSat or who is on a leave of absence from the Employer shall not be considered a Terminated Employee.


                  3.2. Amount of Severance Benefit. The Severance Benefit to be paid to a Terminated Employee shall be paid by PanAmSat as soon as practicable after the termination, in the form of a single lump sum payment, less applicable deductions and withholdings, in an amount calculated as follows:


Employee's Continuous Years of Service         Amount of Severance Pay
- --------------------------------------         ---------------------------------

One year but less than five years              One week's compensation for every
                                               year of service


Five or more years                             Five weeks' compensation plus two
                                               weeks' compensation for every
                                               year of service above five years



with maximum and minimum severance benefit payment of:

                                    Minimum                            Maximum
Executive Employee                  4 weeks                            52 weeks
Exempt Employee                     3 weeks                            29 weeks
Non-exempt Employee                 2 weeks                            29 weeks


For purposes for the above schedule, a Terminated Employee's "Years of Continuous Service" shall be the number of whole years elapsed during his or her most recent period of continuous full-time employment. The "week's compensation" of a Terminated Employee shall be his or her regular weekly gross rate of compensation. If a Terminated Employee was paid on an hourly basis, then his or her regular weekly gross rate of compensation shall be equal to the product of his or her regular hourly rate of compensation on the date of the termination of employment, multiplied by the number of regularly scheduled weekly hours of work. If a Terminated Employee was salaried, his or her regular weekly rate shall be the gross weekly compensation. If a Terminated Employee was a commissioned salesman, then the regular weekly rate of compensation shall be equal to the quotient of his or her gross compensation paid in the twelve-month period ending on the date of the termination of employment divided by fifty-two
(52).

                  3.3. Cause Defined. For purposes of this Section 3, an employee shall be considered to have been terminated for "Cause" if he or she is discharged for theft or other misconduct, negligence, drug or alcohol abuse, commission of a crime, failure to follow the instructions of a supervisor, or other violation of the written or oral employment policies of the Employer.


                                    SECTION 4



                           ADMINISTRATION OF THE PLAN


                  4.1.Authority. The Chief Executive Officer, or his or her designee, has the power to determine all questions arising under the Plan, including the power to determine the rights or eligibility of employees or participants and their beneficiaries and their respective benefits, and to remedy ambiguities, inconsistencies or omissions.

                  4.2. Decision Final. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Chief Executive Officer made by the Chief Executive Officer in good faith will be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Chief Executive Officer shall make such adjustment on account thereof as he or she considers equitable and practicable.


                                    SECTION 5



                                CLAIMS PROCEDURE


                  5.1. Initial Claim and Decision. A Terminated Employee or his or her beneficiary (or his or her authorized representative) may file a written claim for any benefits to which the employee believes he or she is entitled under the Plan. The Chief Executive Officer will provide the claimant with written notice of his or her decision on a claim within 30 days after receipt of the written claim, unless special circumstances require an extension of time. The Chief Executive Officer will provide the claimant with written notice of any extension before the end of the initial 30 day period which will indicate the special circumstances requiring the extension and the expected decision date, which may not be more than 60 days after receipt of a written claim. If any claim is wholly or partially denied, then the written notice of the decision will inform the claimant of:

         (a)      the specific reasons for the denial;

         (b) the specific provisions of the Plan upon which the denial is based;

         (c) any additional material or information necessary to perfect the claim and reasons why such material or information is necessary; and

         (d) the right to request review of the denial and how to request such review.

If written notice of the decision is not given to the claimant within the period, including extensions, prescribed above in this Subsection 5.1, then the claim shall be deemed denied for purposes of the claimant's right to request a review of the denial pursuant to Subsection 5.2.

                  5.2. Request For Review of Denied Claim. The claimant or his or her authorized representative may request review of the denial of a claim within 60 days after receipt of written notice of the denial of all or a portion of the claim by writing filed with the Chief Executive Officer. Written issues and comments may be submitted to the Chief Executive Officer along with the review request. During the 60 day period following notice of the denial, the claimant or his or her authorized representative may examine the Plan and any other document upon which the denial is based.

                  5.3. Review of Denied Claim. Upon receipt of a request to review its denial of a claim, the Chief Executive Officer shall undertake a full and fair review of the denial and, except as provided below, provide the claimant with written notice of its decision within 10 days after receipt of the review request unless special circumstances require an extension of time. The Chief Executive Officer will provide the claimant with written notice of any extension before the end of the regular review period which will indicate the special circumstances requiring the extension and the expected decision date, which may not be more than 20 days after receipt of a review request. The written notice of the decision shall inform the claimant of the specific reasons for the decision and the specific provisions of the Plan upon which the decision is based. If written notice of the decision is not given to the claimant within the period, including extensions, prescribed above in this Subsection 5.3, then the claim shall be deemed denied on review. Except as may be otherwise required by law, the decision of the Chief Executive Officer on review of the denial shall be conclusive and binding on all parties.



                                    SECTION 6



                               GENERAL PROVISIONS


                  6.1. Reemployment of Participant. If the employment of an employee with the Employer terminates and the employee is subsequently reemployeed by PanAmSat, then he or she shall be treated as a new employee for all purposes of the Plan.

                  6.2. Death of Participant. If a Terminated Employee dies before receipt of any amount otherwise payable to him under the Plan, then that amount shall be paid to his or her "Beneficiary", which shall be the employee's estate

                  6.3. Benefits May Not Be Assigned or Alienated. The benefits payable to any person under the Plan may not be voluntarily or involuntarily assigned or alienated.

                  6.4. Binding on Successors. The provisions of the Plan shall be binding upon and shall inure to the benefit of PanAmSat, and the participants, and their respective successors in interest and assigns. Except as may otherwise be determined by a resolution of the Board of Directors of PanAmSat, PanAmSat shall require any person or entity that becomes a "successor in interest" (as defined below) to PanAmSat to expressly assume the Plan and agree to perform all of obligations of PanAmSat under the Plan. For purposes of this Subsection 6.4, a "successor in interest" to PanAmSat shall include any person or entity (or group of related or affiliated persons or entities) that acquires (in a single transaction or a series or related transactions) any businesses or assets of PanAmSat representing twenty-five percent (25%) or more of PanAmSat's sales, operating profits, or operating assets.

                  6.5. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural, and words in the plural shall include the singular.

                  6.6. Governing Law. The Plan shall be construed and administered according to the internal laws and court decisions of the State of New York to the extent that such laws are not preempted by the laws of the United States of America.

                  6.7. Participant Elections and Notices. Any election or notice required or permitted to be made by a participant under the Plan must be made in writing and filed with the Chief Executive Officer at such time and in such form as the Chief Executive Officer requires, except as otherwise specifically provided in the Plan. Any election, notice, or other document required to be filed with the Chief Executive Officer shall be properly filed if delivered or if mailed postage prepaid by certified mail, return receipt requested, to the attention of the Chief Executive Officer, at the business address of PanAmSat's office headquarters. Any notice required under the Plan may be waived by the person entitled to such notice.


                                    SECTION 7



                            AMENDMENT AND TERMINATION


                  7.1. Amendment and Termination. Subject to the provisions of Subsection 7.2, PanAmSat, through its Board of Directors, reserves the right to amend the Plan from time to time and reserves the right to terminate the Plan at any time without prior notice.

                  7.2. Limitations on Amendment and Termination. Notwithstanding the provisions of Subsection 7.1, except as may otherwise be determined by a resolution of the Board of Directors of PanAmSat, the Plan shall not be terminated with respect to any Terminated Employee (or their Beneficiaries) and no amendment shall be made to the Plan that is adverse to the interests of any Terminated Employee (or their Beneficiaries). In no event may this Plan be modified or terminated following a "Material Change" as defined in Section 3.5 of PanAmSat's Involuntary Separation Pay Plan with respect to employees of PanAmSat at the time of the occurrence of such "Material Change."

                  IN WITNESS WHEREOF, the President and Chief Executive Officer of PanAmSat has executed this Plan, as of the Effective Date, to evidence his approval of the provisions of the Plan.



                                        PANAMSAT CORPORATION

                              By:
                                        President and Chief Executive Officer



ATTEST:

Its Secretary